EXHIBIT 21
ENTITIES OF ALLERGAN, INC.

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
1	Allergan Productos Farmaceuticos S.A.	Argentina
2	Allergan Australia Pty Limited	Australia
3	Allergan Medical Pty Ltd	Australia
4	Allergan N.V.	Belgium
5	Collagen Aesthetics Benelux S.A.	Belgium
6	Allergan Holdings B Ltd.	Bermuda
7	Allergan Holdings B1, Unltd.	Bermuda
8	Allergan Holdings B2, Unltd.	Bermuda
9	Systemic Pulmonary Delivery, Ltd.	Bermuda
10	Allergan Produtos Farmacêuticos Ltda.	Brazil
11	Inamed do Brasil Ltda	Brazil
12	Allergan Inc.	Canada
13	Allergan Pharmaceuticals Ireland	Cayman Islands
14	Allergan Holdings C, Ltd.	Cayman Islands
15	Allergan Laboratorios Limitada	Chile
16	Allergan Information Consulting (Shanghai) Co., Ltd.	China
17	Allergan de Colombia S.A.	Colombia
18	Allergan Costa Rica, S.R.L.	Costa Rica
19	Allergan ApS	Denmark
20	Allergan France S.A.S.	France
21	Allergan Holdings France SAS	France
22	Allergan Industrie S.A.S.	France
23	Pharm-Allergan GmbH	Germany
24	Allergan Hellas Pharmaceuticals Societe Anonyme	Greece
25	Allergan Asia Limited	Hong Kong
26	Allergan Hong Kong Limited	Hong Kong
27	Allergan Healthcare India Private Limited	India
28	Allergan India Private Limited*	India
29	Allergan Botox	Ireland
30	Allergan Development I	Ireland
31	Allergan Development II	Ireland
32	Allergan Pharmaceuticals Ireland	Ireland
33	Allergan Pharmaceuticals Holdings (Ireland)	Ireland
34	Allergan Services International, Limited	Ireland
35	McGhan Ireland Holdings Ltd.	Ireland
36	McGhan Limited (in liquidation)	Ireland
37	Seabreeze Silicone	Ireland
38	The Seabreeze Holdings LLC AGN Seabreeze LLC Limited Partnership	Ireland
39	Allergan Israel Ltd.	Israel
40	Allergan S.p.A.	Italy
41	Allergan International YK	Japan
42	Allergan Japan K.K.	Japan

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
43	Allergan K.K.	Japan
44	Allergan NK	Japan
45	Allergan Korea Limited	Korea
46	Samil Allergan Limited	Korea
47	Allergan Luxembourg S.à r.l.	Luxembourg
48	Collagen Luxembourg S.A.	Luxembourg
49	Allergan Malaysia Sdn. Bhd.	Malaysia
50	Allergan, S.A. de C.V.	Mexico
51	Allergan Servicios Profesionales, S. de R.L. de C.V.	Mexico
52	Allergan B.V.	Netherlands
53	Allergan Services B.V.	Netherlands
54	McGhan Medical B.V.	Netherlands
55	Allergan Holdings B.V.	Netherlands Antilles
56	Allergan New Zealand Limited	New Zealand
57	Allergan AS	Norway
58	Allergan Healthcare Philippines, Inc.	Philippines (Republic of)
59	Allergan Spółka z ograniczoną odpowiedzialnością	Poland
60	Allergan C.I.S. SARL	Russia
61	Allergan Singapore Pte. Ltd.	Singapore
62	Allergan Pharmaceuticals (Proprietary) Limited	South Africa
63	Allergan, S.A.	Spain
64	Allergan Norden AB	Sweden
65	Allergan AG	Switzerland
66	Allergan Medical Sàrl	Switzerland
67	Allergan Pharmaceuticals Taiwan Co. Ltd.	Taiwan
68	Allergan (Thailand) Limited.	Thailand
69	Allergan Ilaçlari Ticaret Anonim Şirketi	Turkey
70	Allergan de Venezuela, C.A.	Venezuela
71	Allergan Middle East FZ-LLC	United Arab Emirates
72	Allergan Holdings Limited	United Kingdom
73	Allergan Limited	United Kingdom
74	Allergan Optical Irvine, Inc.	United States/CA
75	Allergan Sales Puerto Rico, Inc.	United States/CA
76	CUI Corporation	United States/CA
77	Herbert Laboratories	United States/CA
78	Inamed Development Company	United States/CA
79	Silicone Engineering, Inc.	United States/CA
80	AGN Seabreeze, LLC	United States/DE
81	Allergan Holdings, Inc.	United States/DE
82	Allergan Property Holdings, LLC	United States/DE
83	Allergan Puerto Rico Holdings, Inc.	United States/DE
84	Allergan Sales, LLC	United States/DE
85	Allergan Specialty Therapeutics, Inc.	United States/DE

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
86	Allergan USA, Inc.	United States/DE
87	Exemplar Pharma LLC	United States/DE
88	Exemplar Laboratories LLC	United States/DE
89	Exemplar Pharmaceuticals LLC	United States/DE
90	Inamed, LLC	United States/DE
91	Inamed Corporation	United States/DE
92	Map Pharmaceuticals, Inc.	United States/DE
93	Pacific Pharma, Inc.	United States/DE
94	Seabreeze LP Holdings, LLC	United States/DE
95	SkinMedica, Inc.	United States/DE
96	SkinMedica Aesthetics, Inc.	United States/DE
97	SkinMedica Pharmaceuticals, Inc.	United States/DE
98	Vicept Therapeutics, Inc.	United States/DE

*	Except for Allergan India Private Limited, all of the above-named subsidiaries are 100% owned by the Registrant. Allergan India Private Limited is 51% owned by the Registrant.